Exhibit 16.1

June 19, 2009

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory Grant Thornton LLP 18400 Von Karman Avenue, Suite 900 Irvine, CA 92612-0525 T 949.553.1600 F 949.553.0168 www.GrantThornton.com

Re:	Pacific Mercantile Bancorp

File No. 0-30777

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Pacific Mercantile Bancorp dated June 17, 2009 and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd